EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
May 15, 2012

Five-Party Arrangement Extends Paducah Gaseous Diffusion Plant
Enrichment Operations

Agreement Uses U.S. Government Depleted Uranium to Produce Fuel to Support National Security Needs;
Extends TVA Power Supply Contract with USEC; Preserves Kentucky Jobs

BETHESDA, Md. – USEC Inc. (NYSE: USU) today entered into a multi-party arrangement with Energy Northwest, the Bonneville Power Administration (BPA), the Tennessee Valley Authority (TVA) and the U. S. Department of Energy (DOE) to extend uranium enrichment operations at the Paducah Gaseous Diffusion Plant in Paducah, Ky.

Under the agreements, DOE will provide high-assay depleted uranium hexafluoride, also known as tails, to Energy Northwest. Energy Northwest has contracted with USEC to re-enrich the tails into low enriched uranium. Energy Northwest will utilize a portion of the low enriched uranium for its Columbia Nuclear Generating Station and will sell the remainder of the U.S.-origin low enriched uranium to TVA for use in TVA’s reactors, including reactors that are used to produce tritium, a vital component for maintaining the U.S. nuclear deterrent. TVA will supply the power for the re-enrichment under an agreement to extend the existing USEC-TVA power contract.

"USEC is pleased to deliver on one of its stated objectives to extend Paducah operations on an economically sound basis," said John Welch, USEC president and CEO. "This agreement represents a multipoint win for government and industry that allows taxpayers to realize value by converting depleted uranium tails into an asset. At the same time it provides material critical to our national defense that can only come from U.S. technology."

The Department of Energy approved the transaction on May 15 following approvals by the USEC, TVA and Energy Northwest boards of directors. An independent review performed by Energy Resources International concluded the transaction is consistent with the DOE’s policy of minimal impact on the U.S. uranium market. Energy Northwest and TVA plan to use the enriched uranium in their reactors over many years, so as to not have a material adverse impact on the markets.

The agreement calls for DOE to provide Energy Northwest with approximately 9,000 metric tons of high-assay depleted uranium. USEC will enrich the tails to make about 480 metric tons of low enriched uranium. The work, combined with other ongoing USEC commercial obligations, will require approximately five million separative work units (SWU), a standard measure of uranium enrichment that represents the effort that is required to increase the concentration of the U-235 isotope in the uranium.

“This multi-faceted agreement creates advantages for all the parties involved,” said John M. A. Donelson, USEC vice president of marketing, sales, and power. “It preserves a vital domestic source of uranium enrichment for national security purposes and helps bridge the gap between Paducah’s production and the American Centrifuge technology. I am also pleased that we have extended our power supply agreement with TVA in a mutually beneficial manner.”

The agreement converts U.S. government depleted uranium into valuable nuclear fuel to power and light homes in the Pacific Northwest and the Tennessee Valley and delays costs to the U.S. government associated with maintaining the facility in safe shutdown if it were to cease enrichment operations at the end of this month. It continues USEC’s position as TVA’s largest industrial electricity customer while minimizing any impact on the domestic uranium market.

“This is a complex deal, and on behalf of the USEC employees whose jobs will be saved, I want to thank all the parties that came together to execute this business transaction that will serve our nation’s near-term national security needs,” said Steven R. Penrod, USEC vice president of enrichment operations. “We especially want to thank Senators McConnell and Paul and Representative Whitfield for their leadership and persistence bringing this to a successful conclusion, and in particular for their tireless efforts to protect the workers at the Paducah facility.”

The work will take about 12 months and supports a one-year extension of Paducah enrichment operations.  The overall tails disposal liability of the U.S. government will be reduced as a result of the agreement and subsequent processing.

Additional information can be found in the Company’s current report on Form 8-K filed today with the Securities and Exchange Commission.

Paducah Background

The Paducah Gaseous Diffusion Plant, owned by DOE and leased and operated by USEC, is the only uranium enrichment facility capable of providing U.S.-origin uranium (enriched with U.S. technology) needed for the U.S. government’s tritium replenishment program, which supports maintaining the country’s nuclear deterrent. The Paducah plant is the largest uranium enrichment plant in the United States, accounting for nearly all current U.S. enriched uranium production, and has operated for almost 60 years.

USEC Inc., a global energy company, is a leading supplier of enriched uranium fuel and nuclear industry related services for commercial nuclear power plants.

Energy Northwest is a joint operating agency and municipal corporation of the State of Washington.

The Bonneville Power Administration is a federal agency within the U.S. Department of Energy.

The Tennessee Valley Authority is a federally owned corporation and a supplier of power to the Paducah Gaseous Diffusion Plant.

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Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 – that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: risks related to the ongoing transition of our business, including uncertainty regarding the transition of the Paducah gaseous diffusion plant and uncertainty regarding continued funding for the American Centrifuge project and the impact of decisions we may make in the near term on our business and prospects; our dependency on the multi-party arrangement with Energy Northwest, BPA, TVA and DOE to support continued enrichment operations at the Paducah plant; risks related to Energy Northwest obtaining the financing needed to complete the multi-party arrangement and the potential for termination of the agreement if such financing is not secured on terms acceptable to Energy Northwest;  risks related to the performance of each of the parties under the multi-party arrangement, including the obligations of DOE to timely deliver depleted uranium to Energy Northwest; the impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects;  the impact of excess supply in the market and the lack of uncommitted demand for low enriched uranium over the next two to four years; the potential impacts of a decision to cease enrichment operations at Paducah after the end of the multi-party arrangement; restrictions in our credit facility on our spending on the American Centrifuge project after May 31, 2012 and the potential for us to demobilize the project; the potential for DOE to seek to exercise its remedies under the June 2002 DOE-USEC agreement; our dependence on deliveries of LEU from Russia under a commercial agreement with a Russian government entity known as Techsnabexport and on a single production facility and the potential for us to cease commercial enrichment of uranium in the event of a decision to shut down Paducah enrichment operations; changes in US government priorities and the availability of government funding, including loan guarantees; the competitive environment for our products and services; changes in the nuclear energy industry; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website www.usec.com.  We do not undertake to update our forward-looking statements except as required by law.

Contacts:

Media: Paul Jacobson (301) 564-3399
Investors: Steven Wingfield (301) 564-3354